Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of EQT Corporation, a Pennsylvania corporation, hereby constitutes and appoints  Steven T. Schlotterbeck, Robert J. McNally and Lewis B. Gardner, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign the registration statement on Form S-8 to register 200,000 shares of Common Stock, no par value, of EQT Corporation to be issued pursuant to the Rice Energy Inc. 2014 Long-Term Incentive Plan and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Signature	Title	Date

/s/Steven T. Schlotterbeck	Director, President and Chief Executive Officer	November 13, 2017
Steven T. Schlotterbeck	(Principal Executive Officer)

/s/Robert J. McNally	Senior Vice President and Chief Financial Officer	November 13, 2017
Robert J. McNally	(Principal Financial Officer)

/s/Jimmi Sue Smith	Chief Accounting Officer (Principal Accounting Officer)	November 13, 2017
Jimmi Sue Smith

/s/David L. Porges	Executive Chairman	November 13, 2017
David L. Porges

/s/Vicky A. Bailey	Director	November 13, 2017
Vicky A. Bailey

/s/Philip G. Behrman	Director	November 13, 2017
Philip G. Behrman

/s/Kenneth M. Burke	Director	November 13, 2017
Kenneth M. Burke

/s/A. Bray Cary, Jr.	Director	November 13, 2017
A. Bray Cary, Jr.

/s/Margaret K. Dorman	Director	November 13, 2017
Margaret K. Dorman

/s/James E. Rohr	Director	November 13, 2017
James E. Rohr

/s/Stephen A. Thorington	Director	November 13, 2017
Stephen A. Thorington

/s/Lee T. Todd, Jr.	Director	November 13, 2017
Lee T. Todd, Jr.

/s/Christine J. Toretti	Director	November 13, 2017
Christine J. Toretti